UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

MusclePharm Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street
Denver, Colorado 90839
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 210-7369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2010 (the “Closing Date”), MusclePharm Corporation, a Nevada corporation (the “Company”), entered into a (i) convertible promissory note of up to $1,650,000 (the “Note”) and (ii) a registration rights agreement (the “Registration Rights Agreement”), with one accredited investor (the “Investor”).  Pursuant to the terms of the Note, it is anticipated that the Company will receive (i) $200,000 within five (5) business days of the Closing Date; (ii) $200,000 within ten (10) business days of the Effective Date; (iii) $250,000 within (45) business days of the Effective Date; (iv) $250,000 within ninety (90) business days of  the Effective Date; (v) $250,000 within one hundred thirty five (135) business days of the Effective Date; and (vi) $250,000 within one hundred eighty days (180) business days of the Effective Date.

Pursuant to the terms of the Registration Rights Agreement, the Investor is entitled to have such shares underlying the Note registered in a registration statement, to be filed with the U.S. Securities & Exchange Commission (the “SEC”) within thirty (30) days of the Closing Date (the “Registration Statement”).  The Company has agreed to use its commercially reasonably efforts to have the Registration Statement declared effective by the SEC within 120 days of the Closing Date (the “Effective Date”).

The Note bears a one-time interest rate of eight percent (8%) and has a maturity date of December 1, 2013. The Note was issued with an original issue discount of approximately fifteen percent (15%).  Prepayment under the Note is not permitted, unless approved by the Investor.  Under the terms of the Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price equal to seventy percent (70%) of the lowest closing price of the Common Stock in the thirty (30) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.

The Note is subject to various default provisions (an “Event of Default”), and the occurrence of such an Event of Default will cause the outstanding principal amount under the Note, together with accrued and unpaid interest and all other amounts payable under the Note, to become immediately due and payable to the Investor.

The Note contains a standard “blocker” provision so that the Investor shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 1.01, on the Effective Date, the Company entered into the Note with the Investor.  The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation on the Company.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Note, which is incorporated into this Item 3.02 by reference.

The Note was offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The above description of the Note and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits filed with this Current Report on Form 8-K.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	$1,650,000 Convertible Promissory Note, dated December 1, 2010

10.1	Registration Rights Agreement, dated December 1, 2010, by and between the Company and the Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: December 10, 2010	By:	/s/ Brad Pyatt
Brad Pyatt
Chief Executive Officer